Exhibit 99.1

Cerevel Therapeutics Appoints Abraham N. Ceesay as President

CAMBRIDGE, Mass. – April 21, 2021 – Cerevel Therapeutics, a company dedicated to unraveling the mysteries of the brain to treat neuroscience diseases, today announced the appointment of Abraham N. Ceesay to the newly-created role of president, effective May 3, 2021. Mr. Ceesay brings nearly two decades of healthcare experience leading operations at a number of biopharmaceutical companies, serving most recently as chief executive officer at Tiburio Therapeutics, a privately-held biotechnology company. As president, he will be responsible for developing Cerevel’s commercial capabilities and infrastructure and will oversee corporate strategy, business development, and portfolio and program management.

“Abe brings tremendous experience and a strong track record in building outstanding commercial organizations. His strategic business expertise will ensure Cerevel is set up for success as we look ahead to introducing new therapies to patients with devastating neuroscience conditions,” said Tony Coles, M.D., chairperson and chief executive officer of Cerevel Therapeutics. “He brings exactly the broad leadership capabilities and operating experience that we need at Cerevel as we continue on our journey to become the premier neuroscience company.”

“I am thrilled to be joining such a dynamic organization, one that is positioning itself to make a tremendous difference in the lives of millions of patients struggling with Parkinson’s disease, epilepsy, schizophrenia, and other neuroscience diseases,” said Mr. Ceesay. “I look forward to joining this outstanding team to build the capabilities Cerevel needs for its next phase of growth.”

About Abraham N. Ceesay

Abraham Ceesay has nearly two decades of experience in leading biopharmaceutical companies and commercializing innovative therapeutic products. Abraham previously served as the chief executive officer at Tiburio Therapeutics, a company focused on the development of novel therapies for rare neuroendocrine tumors and endocrine diseases. At Tiburio, Abraham built a fully integrated company that led to the IND enablement of Tiburio’s lead program for a rare neuroendocrine tumor.

Prior to joining Tiburio, he served as chief operating officer at scPharmaceuticals, where he developed and led all operational and commercial aspects of the company. He was integral in raising more than $150 million in private and public capital, as well as closing the company’s initial public offering. Prior to joining scPharmaceuticals, he served as the head of commercial (sales, marketing, and commercial operations) at Keryx Biopharmaceuticals and spent four years at Ironwood Pharmaceuticals as vice president of marketing. At Ironwood, he led the launch of Linzess® and also held responsibility for the management of the U.S. P&L, leadership of the Linzess® brand team, and co-promotion collaboration with Forest Laboratories.

Previously, Abraham was at Genzyme/Sanofi, initially as a field sales specialist and ultimately as the director, Renal Global Marketing, in which capacity he led the global launch of Renvela® and held global marketing responsibility for the company’s renal franchise.

Abraham serves on the Board of Directors for Life Science Cares and Camp Harbor View. He holds a bachelor’s degree from Ithaca College and a Master of Business Administration from Suffolk University’s Sawyer School of Management.

About Cerevel Therapeutics

Cerevel Therapeutics is dedicated to unraveling the mysteries of the brain to treat neuroscience diseases. The company is tackling diseases with a targeted approach to neuroscience that combines expertise in neurocircuitry with a focus on receptor selectivity. Cerevel Therapeutics has a diversified pipeline comprising five clinical-stage investigational therapies and several pre-clinical compounds with the potential to treat a range of neuroscience diseases, including Parkinson’s, epilepsy, schizophrenia, and substance use disorder. Headquartered in Cambridge, Mass., Cerevel Therapeutics is advancing its current research and development programs while exploring new modalities through internal research efforts, external collaborations, or potential acquisitions. For more information, visit www.cerevel.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about our potential to become a premier neuroscience company and introduce new therapies to patients and the potential attributes and benefits of our product candidates. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, those under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 24, 2021 and our subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Kate Contreras

W2O/Real Chemistry

kcontreras@realchemistry.com

Investor Contact:

Matthew Calistri

Cerevel Therapeutics

matthew.calistri@cerevel.com